INDEPENDENT AUDITOR'S REPORT Level 6, 488 Bourke Street, Melbourne. VIC 3000 Tel : +613 8080 1525 Web: www.connectaudit.com.au TO THE MEMBERS OF VIVOPHARM PTY LTD & CONTROLLED ENTITIES Opinion We have audited the financial report of VivoPharm Pty Ltd & Controlled Entities (the Group), which comprises the statement of financial position as at 30 June 2017, the statement of profit or loss and other comprehensive income, the statement of cash flows and the statement of changes in equity for the year then ended, and notes to the financial statements, including a summary of significant accounting policies, and the directors ' declaration. In our opinion, the accompanying financial report of the Group, is in accordance with the Corporations Act 2001, including: a) giving a true and fair view of the Group's financial position as at 30 June 2017, 30 June 2016 and 1 July 2015 and of its financial performance for the years ended 30 June 2017 and 30 June 2016; and b) complying with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). Basis for opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Report section of our report. We are independent of the Group in accordance with the auditor independence requirements of the Corporations Act 2001 and the ethical requirements of the Accounting Professional and Ethical Standards Board's APES 110 Code of Ethics for Professional Accountants (the Code) that are relevant to our audit of the financial report in Australia. We have also fulfilled our other ethical responsibilities in accordance with the Code. We confirm that the independence declaration required by the Corporations Act 2001, which has been given to the directors of the Group, would be in the same terms if given to the directors as at the time of this auditor's report. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion . Responsibilities of the directors for the financial report The directors of the Group are responsible for the preparation of the financial report that gives a true and fair view in accordance with International Financial Reporting Standards. The directors' responsibility also includes such internal control as the directors determine is necessary to enable the preparation of a financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error. In preparing the financial report, the directors are responsible for assessing the Group's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so. CH AR TERED ACCO U NTANTS

Auditor 's responsibilities for the audit of the financial report Our objectives are to obtain reasonable assurance about whether the financial report as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the auditing standards generally accepted in the United States of America (GAAS) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of this financial report. An audit involves performing procedures to obtain audit evidence about the amounts and the disclosures in the financial statements. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion George Georgiou FCA ASIC Reg No 10310 27th October 2017 Melbourne Victoria

· V/VOPHARM PTY LTD and controlled entities ABN 97 106 101 615 V/VOPHARM PTY LTD ABN 97 106 101 615 ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 JUNE 2017 - 1 -

*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Statement of Profit or Loss and Other Comprehensive Income

FOR THE YEAR ENDED 30 JUNE 2017

	Note	2017 $	2016* $
Revenues from services		**6,696,488**	5,714,199
Administration and corporate costs		**(1,831,194)**	(1,530,320)
Employee benefits and directors' fees		**(3,782,964)**	(3,352,839)
Lab consumables and movements in cell bank inventories		**(256,013)**	26,345
Occupancy Costs		**(402,246)**	(383,295)
Profit before depreciation and amortisation, finance costs and income tax expense		**424,071**	474,090
Depreciation and amortisation expense		**(172,324)**	(172,480)
Finance costs		**(559,037)**	(444,117)
Loss before income tax		**(307,290)**	(142,507)
Income tax expense	4	**-**	-
Profit/(Loss) for the year		**(307,290)**	(142,507)
Foreign currency gains/(losses) arising on translation of foreign operation that may be subsequently credited/(charged) to profit or loss		**(2,680)**	7,194
Total comprehensive loss attributable to members of the Company		**(309,970)**	(135,313)

The accompanying notes form part of these statements

*Previously reported under a Special Purpose Financial Reporting Framework and now under IFRS. Refer note 17

- 2 -

*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Statement of Financial Position

AS AT 30 JUNE 2017

	Note	2017 $	2016* $	1 July 2015* $
ASSETS				
CURRENT ASSETS				
Cash and cash equivalents		**1,391,856**	254,134	162,329
Trade receivables and other assets	6	**521,887**	727,095	591,998
Cell bank stock		**1,573,041**	1,420,762	969,408
TOTAL CURRENT ASSETS		**3,486,784**	2,401,991	1,723,735
NON-CURRENT ASSETS				
Rental bond deposits		**36,655**	34,014	33,469
Plant and equipment	7	**1,244,559**	1,410,586	1,394,506
Goodwill	8	**289,405**	289,405	289,405
Patents and intellectual property	2(m)	**15,710**	17,367	19,022
TOTAL NON-CURRENT ASSETS		**1,586,329**	1,751,372	1,736,402
TOTAL ASSETS		**5,073,113**	4,153,363	3,460,137
LIABILITIES				
CURRENT LIABILITIES				
Bank overdraft		-	24,330	38,532
Unsecured trade and other payables		**647,652**	444,774	415,782
Revenues received in-advance		**1,358,288**	635,043	341,369
Provisions for employee benefits		**123,523**	110,578	108,056
Finance leases		**71,514**	66,894	8,198
Lease incentive liability	9	**179,282**	185,597	168,219
Redeemable preference shares	10	**3,669,550**	3,155,862	2,752,931
Puttable ordinary shares	11	**787,500**	787,500	787,500
TOTAL CURRENT LIABILITIES		**6,837,309**	5,410,578	4,620,587
NON-CURRENT LIABILITIES				
Finance leases		**85,734**	164,387	18,290
Lease incentive liability	9	**593,905**	763,266	906,540
TOTAL NON-CURRENT LIABILITIES		**679,639**	927,653	924,830
TOTAL LIABILITIES		**7,516,948**	6,338,231	5,545,417
NET (DEFICIENCY OF) ASSETS		**(2,443,835)**	(2,184,868)	(2,085,280)
EQUITY				
Ordinary share capital	11	**100**	100	100
Employee share option reserve		**120,376**	69,373	33,648
Foreign currency translation reserve		**18,000**	20,680	13,486
(Accumulated losses) / retained earnings		**(2,582,311)**	(2,275,021)	(2,132,514)
TOTAL DEFICIENCY OF EQUITY		**(2,443,835)**	(2,184,868)	(2,085,280)

The accompanying notes form part of these statements

*Previously reported under a Special Purpose Financial Reporting Framework and now under IFRS. Refer note 17

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*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Statement of Changes in Equity

FOR THE YEAR ENDED 30 JUNE 2017

	Ordinary and preference shares	Foreign currency translation reserve	Employee share option reserve	Retained earnings (accumulated losses)	Total equity
	$	$	$	$	$
Balance at 1 July 2015*	1,647,985	13,486	29,899	162,498	1,853,868
Adjustments to equity balances upon adoption of IFRS in-accordance with IAS 1 (refer note 17)	(1,647,885)	-	3,749	(2,295,012)	(3,939,148)
Restated balance at 1 July 2015	100	13,486	33,648	(2,132,514)	(2,085,280)
Comprehensive loss for the year ended 30 June 2016*	-	7,194	-	(142,507)	(135,313)
Transactions with owners in their capcacity as owners					
Vesting of employee share options	-	-	35,725	-	35,725
Balance at 30 June 2016*	100	20,680	69,373	(2,275,021)	(2,184,868)
Comprehensive loss for the year ended 30 June 2017	**-**	**(2,680)**	**-**	**(307,290)**	**(309,970)**
Transactions with owners in their capcacity as owners					
Vesting of employee share options	**-**	**-**	**51,003**	**-**	**51,003**
Balance at 30 June 2017	**100**	**18,000**	**120,376**	**(2,582,311)**	**(2,443,835)**

The accompanying notes form part of these statements
*Previously reported under a Special Purpose Financial Reporting Framework and now under IFRS. Refer note 17

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*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Statement of Cash Flows

FOR THE YEAR ENDED 30 JUNE 2017

	Note	2017 $	2016* $
CASH FLOWS FROM OPERATING ACTIVITIES			
Receipts from customers		7,836,538	6,068,174
Payments to suppliers and employees		(6,369,467)	(5,812,793)
Payments of interest expense		(45,349)	(41,186)
Net cash flows provided by operating activities	14	1,421,722	214,195
CASH FLOWS FROM INVESTING ACTIVITIES			
Purchases of plant and equipment		(28,087)	(14,831)
Net cash flows used in investing activities		(28,087)	(14,831)
CASH FLOWS FROM FINANCING ACTIVITIES			
Repayment of leases and lease incentive provisions		(227,572)	(94,832)
Loans from / (advances to) related parties		-	(6,829)
Net cash flows provided by financing activities		(227,572)	(101,661)
Net increase in cash held		1,166,063	106,007
Currency fluctuations on cash and cash equivalents		(4,011)	8,304
Cash and cash equivalents at the beginning of the financial year		229,804	123,797
Cash and cash equivalents at the end of the financial year net of bank overdrafts		1,391,856	229,804

The accompanying notes form part of these statements
*Previously reported under a Special Purpose Financial Reporting Framework and now under IFRS. Refer note 17

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*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Notes to the financial statements

Throughout these notes to the financial statements, the application of an asterix (*) means that the results are previously reported under a Special Purpose Financial Reporting Framework, as discussed in note 17.

1. CORPORATE INFORMATION

These are the financial statements of *vivo*Pharm Pty Ltd (the **company**) and its 100% owned subsidiaries, including RDDT, a *vivo*Pharm Company Pty Ltd (incorporated and domiciled in Victoria, Australia), *vivo*Pharm Europe Limited (incorporated and domiciled in Munich, Germany) and *vivo*Pharm LLC (incorporated in Delaware and domiciled in Hummelstown, Pennsylvania, USA) (together, the **group**). Unless otherwise stated, all amounts are presented in $AUD. These financial statements were authorised for issue by the directors on 18th October 2017.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of accounting

The directors have prepared these financial statements in compliance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board ('IASB').

This is the first time that these financial statements have been applied under IFRS. The directors have applied a transition date on the statement of financial position effective 30 June 2015. All adjustments applied to this transition date statement of financial position are discussed and set out in note 17, applying the accounting policies set out below.

These financial statements, except for the cash flow information, have been prepared on an accruals basis and are based on historical costs unless otherwise stated in the notes. The amounts presented in the financial statements have been rounded to the nearest dollar.

(b) Principles of Consolidation

These consolidated financial statements comprise the financial statements of the company and its controlled entities throughout reporting period. The group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity.

The financial statements of the controlled entities used in the preparation of the consolidated financial statements are prepared for the same reporting date as the company. Consistent accounting policies are applied to like transactions and events in similar circumstances.

All intra-group balances, income and expenses and unrealised gains and losses resulting from intra-group transactions and dividends are eliminated in full.

- 6 -

Notes to the financial statements (c) Revenue recognition Revenue from the provision of services under contract V/VOPHARM PTY LTD ABN 97 106 101 615 Revenue is measured at the fair value of the consideration received or receivable after taking into account any trade discounts and volume rebates allowed. Revenue from the rendering of services under contract is recognised according to the completion of performance milestones, as agreed under contract, with reference to surveys of work performed in completing each performance milestone. Broadly (with some exceptions), these performance milestones comprise the following for each contract: Project initiation Planning Scientific experimentation procedures Analysis of procedures Final reporting and engagement completion % completion of contract 5% 5%-20% 20%- 55% 55%- 85% 85%-100% At each reporting period, management compares revenue recognised under contract (above) against revenue billed to the customer. Where billings are less than revenue earned, they are recognised as an accrued debtor in the statement of financial position; where billing are more than revenue earned, they are recognised as revenues in-advance in the statement of financial position. All revenue is stated net of the amount of goods and services tax or value-added tax charges. Previous accounting policy Revenue is measured at the fair value of the consideration received or receivable after taking into account any trade discounts and volume rebates allowed. Revenue from the rendering of services is recognised at the point of delivery of those services as they are earned under contractual agreement, which is considered to be the date of invoice to the customer under agreed payment milestones. (d) Cash and cash equivalents Cash in the statement of financial position comprise cash at bank and in hand . For the purposes of the statement of cash flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts. (e) Goods and Services Tax (GST) and Sales Tax/ Value-Added Tax (VAT) Revenues, expenses and assets are recognised net of the amount of GST or VAT, except where the amount of GST or VAT incurred is not recoverable from the relevant government authority. Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the ATO is included with other receivables or payables in the statement of financial position . Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to, the ATO are presented as operating cash flows included in receipts from customers or payments to suppliers. - 7 -

Notes to the financial statements (f) Cell Bank Stock V/VOPHARM PTY LTD ABN 97 106 101 615 Cell bank stock is held at the lower of cost or net realisable value . The cost of cell bank stock is determined based upon estimations of the total cost of generating the cell bank line up until the point that is ready and available to be ensembled into the models which are the base for delivering services to customers, and includes an estimation for accrued labour. (g) Trade and other payables Trade payables and other payables are carried at amortised cost and represent liabilities for goods and services provided to the group prior to the end of the financial year that are unpaid and arise when the group becomes obliged to make future payments in respect of the purchase of these goods and services. (h) Trade and other receivables Trade and other receivables include amounts due from customers for goods sold and services performed in the ordinary course of business. Receivables expected to be collected within 12 months of the end of the reporting period are classified as current assets. All other receivables are classified as non-current assets. Trade and other receivables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method, less any provision for impairment. (i) Financial Instruments Financial assets and financial liabilities are recognised when the entity becomes a party to the contractual provisions of the instrument. For financial assets, this is equivalent to the date that the group commits itself to either purchase or sell the asset (ie trade date accounting is adopted) . Classification and subsequent measurement Financial instruments are subsequently measured at amortised cost using the effective interest method, or cost. Amortised cost is calculated as the amount at which the financial asset or financial liability is measured at initial recognition less principal repayments and any reduction for impairment, and adjusted for any cumulative amortisation of the difference between that initial amount and the maturity amount calculated using the effective interest method . The effective interest method is used to allocate interest income or interest expense over the relevant period and is equivalent to the rate that exactly discounts estimated future cash payments or receipts (including fees, transaction costs and other premiums or discounts) through the expected life (or when this cannot be reliably predicted, the contractual term) of the financial instrument to the net carrying amount of the financial asset or financial liability. Revisions to expected future net cash flows will necessitate an adjustment to the carrying amount with a consequential recognition of an income or expense item in profit or loss. Redeemable preference shares Redeemable preference shares and puttable ordinary shares, which feature an obligation to repay the shareholder cash consideration for the original share investment, including any accrued interest or other fixed entitlements of those shares are recognised as financial liabilities in the statement of financial position . Previous accounting policy far redeemable preference shares and puttab/e ordinary shares When a financial liability, including redeemable preference shares and puttable ordinary shares, feature an equity conversion feature, upon initial recognition it is measured at cost and accounted for as equity in the statement of financial position . Subsequent to initial recognition, this instrument is carried at cost. When such a liability is redeemed for cash consideration, the difference between the cash paid for the redemption of the liability and its historical cost is adjusted for in the profit and loss. When such a liability is converted into ordinary shares, the -8-

Notes to the financial statements V/VOPHARM PTY LTD ABN 97 106 101 615 difference between the fair value of the shares granted and issued and its historical cost is also adjusted in the profit and loss. (j) Plant and Equipment Each class of plant and equipment is carried at cost less any accumulated depreciation and impairment losses. The carrying amount of plant and equipment is reviewed annually by directors to ensure it is not in excess of the recoverable amount from these assets. The recoverable amount is assessed on the basis of the expected net cash flows that will be received from the asset's employment and subsequent disposal. The expected net cash flows have been discounted to their present values in determining recoverable amounts. The cost of fixed assets constructed within the group includes the cost of materials, direct labour, borrowing costs and an appropriate proportion of fixed and variable overheads. Depreciation The depreciable amount of all fixed assets including capitalised lease assets is depreciated on a diminishing value basis over the asset's useful life to the group commencing from the time the asset is held ready for use. Leasehold improvements are depreciated over the shorter of either the unexpired period of the lease or the estimated useful lives of the improvements. The depreciation rates used for each class of assets were between 10% and 30%. The assets' residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period . Gains and losses on disposal are determined by comparing proceeds with the carrying amount. These gains and losses are included in the Statement of Profit or Loss and Other Comprehensive Income. (m) Intangible assets Intangible assets are recorded at cost less accumulated impairment losses and amortisation charges. Intangible assets consist of goodwill, which has an indefinite useful life, and patents, which have useful lives between 3 and 20 years. Goodwill is assessed annually for impairment using either discounted cashflow techniques or estimations of the selling value (less costs) of the group's cash-generating unit, which is defined in note 5. (n) Impairment of Assets At each reporting date, the group's directors review the carrying values of the group's tangible and intangible assets to determine whether there is any indication that those assets have been impaired. If such an indication exists, the recoverable amount of the asset, being the higher of the asset's fair value less cost to sell and value in use, is compared to the assets carrying value. Any excess of the asset's carrying value over its recoverable amount is expensed to the income statement. (o) Equity-settled employee share plan options Equity-settled share-based compensation benefits are provided to employees. Equity-settled transactions are awards of shares, or options over sh.ares, that are provided to employees in exchange for the rendering of services. The cost of equity-settled transactions are measured at fair value on grant date. Fair value is independently determined using the Binomial option pricing model that takes into account the exercise price, the term of the option, the impact of dilution, the share price at grant date and expected price volatility of the underlying share, the expected dividend yield and the risk free interest rate for the term of the option . The cost of equity-settled transactions are recognised as an expense with a corresponding increase in equity over the service vesting period. The cumulative charge to profit or loss is calculated based on the grant date fair value - 9-

Notes to the financial statements V/VOPHARM PTY LTD ABN 97 106 101 615 of the award, the best estimate of the number of awards that are likely to vest and the expired portion of the vesting period . The amount recognised in profit or loss for the period is the cumulative amount calculated at each reporting date less amounts already recognised in previous periods. {p) New Accounting Standards During the year the group adopted for the first time International Financial Reporting Standards as issued by the International Accounting Standards Board {'IASB') including those that became mandatory during the year. In addition, the group adopted IFRS 15 Revenue from Contracts with Customers, which is only mandatory from financial periods commencing on or after 1 January 2018. The effects of the adoption of those standards are set out in note 17. With the exception of IFRS 15, the group has not yet adopted IFRS and Interpretations that are yet to become mandatory. The standard yet to be adopted which is expected to materially impact these financial statements includes the following: IFRS 16 Leases This standard is applicable to annual reporting periods beginning on or after 1 January 2019. The standard replaces IAS 117 'Leases' and for lessees will eliminate the classifications of operating leases and finance leases. Subject to exceptions, a 'right-of-use' asset will be capitalised in the statement of financial position, measured at the present value of the unavoidable future lease payments to be made over the lease term. The exceptions relate to short term leases of 12 months or less and leases of low-value assets (such as personal computers and small office furniture) where an accounting policy choice exists whereby either a 'right-of-use' asset is recognised or lease payments are expensed to profit or loss as incurred. A liability corresponding to the capitalised lease will also be recognised, adjusted for lease prepayments, lease incentives received, initial direct costs incurred and an estimate of any future restoration, removal or dismantling costs. Straight-line operating lease expense recognition will be replaced with a depreciation charge for the leased asset (included in operating costs) and an interest expense on the recognised lease liability (included in finance costs) . In the earlier periods of the lease, the expenses associated with the lease under IFRS 16 will be higher when compared to lease expenses under IAS 117. However EBITDA (Earnings Before Interest, Tax, Depreciation and Amortisation) results will be improved as the operating expense is replaced by interest expense and depreciation in profit or loss under IFRS 16. For classification within the statement of cash flows, the lease payments will be separated into both a principal (financing activities) and interest (either operating or financing activities) component. A preliminary assessment of this standard has been undertaken by the group and based upon the significant leasing activities impacting the group, it is anticipated that adoption of this standard will materially impact the measurement of transactions and balances. (q) Critical Accounting Estimates and Judgments The directors evaluate estimates and judgments incorporated into the financial statements based on historical knowledge and best available current information. Estimates assume reasonable expectation of future events and are based on current trends and economic data, obtained both externally and within the entity. Assessment of revenues earned under contract by reference to surveys of work performed Revenue is earned according to references to surveys of work performed. This involves a degree of subjectivity relating to the progress of the project and the completion of performance milestones which drive the revenue recognised under contract. Assessment of preference shares and puttable ordinary shares as equity The group's redeemable preference shares and puttable ordinary shares are classified as equity in the statement of financial position and measured at their historical cost plus any accrued fixed entitlements . Assessment of standard costs for the valuation of the cell bank inventory The group's cell bank has been assessed based on the costs incurred by the group to generate the cell bank, which is used by group in rendering services to customers. The standard costs were assessed by Dr. Michael Terence - 10-

Notes to the financial statements V/VOPHARM PTY LTD ABN 97 106 101 615 O'Reilly, an independent consultant specialising in Pharma Research from the Swiss-based company, Novartis Pharma AG. The directors have assessed that this valuation is appropriate for the valuation of the cell bank as at 30 June 2017. Accounting for lease incentives The group has received lease incentives as part of its lease with the Hershey Centre for Applied Research . These lease incentives are recognised as liabilities in the statement of financial position, which will be repaid over the duration of the entire lease term of 10 years. For further information refer to note 9. Goodwill The group tests annually, whether or not goodwill have suffered any impairment. Goodwill is assessed annually for impairment using either discounted cashflow techniques or estimations of the selling value of the group's cash generating unit, being the toxicology and bioanalytical services which are open and utilized by the global market. Non-recognition of deferred tax assets As set out in Note 4, the group has not recognised deferred tax assets arising from its carry-forward tax losses in all of its taxable jurisdictions. Assumptions used in the employee share plan option model As stated above, a Binomial model has been used for valuing the group's employee share plan options. The following significant judgments were made in the model for options granted in the year ended 30 June 2017: a) Share price: for option tranch packages granted in the last 3 years, the share price of $2.47 used in the model is based upon due diligence arising from proposed sale transactions for the entire group, discounted by approximately 10% for the uncertainty of whether or not those sale transactions would successfully complete; b) Risk-free rate : determined at 1.99%, based upon prevailing government bond rates in Australia; c) Dividend yield : nil% based upon historical performance and likelihood of future dividend payments; and d) Volatility: set at 60%, which comparable to other like-for-like non-listed Australian enterprises servicing the Biotechnology sector. - 11-

*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Notes to the financial statements

3. SPECIFIC ITEMS CHARGED TO THE PROFIT OR LOSS

	2017 $	2016* $
Superannuation expense from defined superannuation contribution plans	**108,709**	90,813
Remuneration of the auditor, William Buck		
Audit services	**39,800**	14,000
Non-audit services (taxation compliance, assistance with financial reporting)	**20,040**	17,390
Key management personnel remuneration		
Short-term employee benefits	**548,728**	462,900
Post-employment benefits	**10,028**	9,840
Share-based payments	**4,256**	244
	563,012	472,984

4. INCOME TAX EXPENSE

At the end of the reporting period, the group has tax losses of approximately $3,260,000 (2016: $3,450,000) that are available for offset against future taxable profits of the companies in which the losses arose, for which no deferred tax asset is recognised due to uncertainty of its recoverability. The use of these tax losses is subject to the agreement of the tax authorities and compliance with certain provision of the tax legislation of respective countries in which the companies operate.

5. SEGMENT NOTE

Management has determined, based upon the reports reviewed by the chief executive officer that vivoPharm operates in one operating and geographical segment, being the development and commercialisation of a portfolio of molecular diagnostic test technologies in the Pan-Pacific region.

6. TRADE RECEIVABLES AND OTHER ASSETS

Current		
Trade receivables	**361,050**	555,869
Current income tax receivable	-	1,002
Other current assets	**102,963**	112,350
Unsecured advances to related parties	**57,874**	57,874
	521,887	727,095

As at 30 June 2017 there were no significant debtors greater than 60 days old, which is when debtors are considered due and receivable that had not otherwise been previously written off and impaired (2016: nil). Based upon this analysis, no provision for impairment of trade receivables was considered necessary as at 30 June 2017 (2016: nil).

Amounts advanced to related parties, which relate to directors and their close family members of the company are receivable at call and non-interest bearing.

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*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Notes to the financial statements

7. PLANT AND EQUIPMENT

Cost $

	Laboratory Equipment	Leasehold Improvements	Other Plant and Equipment	TOTAL
Opening Balance	1,871,713	1,007,670	280,526	3,159,909
Additions	19,043	-	9,044	28,087
Foreign Exchange Difference	(7,592)	(23,570)	(3,643)	(34,805)
Closing Balance	1,883,164	984,100	285,927	3,153,191

Accumulated Depreciation $

	Laboratory Equipment	Leasehold Improvements	Other Plant and Equipment	TOTAL
Opening Balance	(1,296,278)	(218,466)	(234,579)	(1,749,323)
Depreciation	(103,675)	(52,571)	(14,421)	(170,667)
Foreign Exchange Difference	2,478	7,694	1,186	11,358
Closing Balance	(1,397,475)	(263,343)	(247,814)	(1,908,632)

Written Down Values $

	Laboratory Equipment	Leasehold Improvements	Other Plant and Equipment	TOTAL
As at 30 June 2016	575,435	789,204	45,947	1,410,586
As at 30 June 2017	**485,689**	**720,757**	**38,113**	**1,244,559**

8. GOODWILL

At the end of the reporting period, the Directors assessed the value of goodwill for impairment by examining the recoverable value of goodwill by examining the fair value (less costs to sell) of the entire cash-generating unit to which it belongs, which is the same as that reported in the segment note above. As at 30 June 2017, the directors assessed this fair value on the basis of ongoing due diligence taking place concerning the proposed sale of the group. Subsequent to year end on 15 August 2017, the entire group was sold to NASDAQ-listed Cancer Genetics Incorporated (CGIX) for total consideration of $USD 10.7m. At this date, the redeemable preference shares (including accrued interest) and puttable ordinary shares (notes 10 and 11) and employee share options (note 12) were converted or exercised into ordinary shares and acquired by the purchaser.

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VIVOPHARM **PTY LTD**
ABN 97 106 101 615

Notes to the financial statements

9. LEASE INCENTIVE LIABILITY

	2017 $	2016 $
Current		
Lease incentive liability – leasehold improvements	**119,882**	125,135
Lease incentive – cash	**59,400**	60,462
	179,282	185,597
Non-Current		
Lease incentive liability – leasehold improvements	**384,994**	486,550
Lease incentive – cash	**208,911**	276,716
	593,905	763,266
	773,187	948,863

The above lease incentive liabilities represent the straight-lining of the following leasing arrangements:

Cash Portion
In December 2010 the group began a contractual relationship with the Hershey Centre for Applied Research. As an incentive for signing up to a rental arrangement at the Hershey Centre, the Centre agreed to pay USD $450,000 in instalments to *vivo*Pharm LLC. In return, *vivo*Pharm LLC agreed to enter into a ten year lease. The cash sum total has been deferred on the statement of financial position and is offset against payments made under the lease for the 10 year period.

Leasehold Improvements
In addition to the cash portion, $USD750,000 in leasehold improvements were provided as an incentive and were completed by the commencement of the rental agreement. The total lease term is 10 years with a further two 5-year options attached to the lease agreement, which, if exercised, will extend the initial 10 year lease by a further 10 years.

10. REDEEMABLE PREFERENCE SHARES

As at 30 June 2017 the group had on issue 900,000 (2016: 900,000) redeemable shares, arising from a first tranche issued to Terra Rossa Capital (now MH Carnegie) in 2008. As at 30 June 2017 a second tranche to invest a further maximum amount of $1,000,000, subject to an option subscription price calculated according to formula of 1.7 * (the average audited sales, excluding grants and other income) / (the aggregate number of ordinary + preference shares on issue), remained unissued and unsubscribed. The option agreement, exercisable in the hands of MH Carnegie, is exercisable and expires January 2018. In addition to a calculation of the subscription price, in order to activate the second tranche, the following is required:

- A business plan to be adopted by the board pursuant to the shareholders' agreement,
- The board to be reconstituted in accordance with the shareholders' agreement,
- The company to complete a review of pricing and service provision costs, and
- A remuneration committee to be established.

The preference shares have voting rights commensurate with voting rights of ordinary shareholders (on a 1:1 basis), however they rank above the ordinary shareholders on winding up and they do not have any dividend entitlements. The preference shares have been redeemable in the hands of the shareholder since January 2013 but subject to the following limitations, as required in the Corporations Act s.254K:

- The group must accrue sufficient retained profits to repay the preference shares and accrued interest; or
- The group has accumulated proceeds from the issue of new shares specifically made for the purposes of the redemption.

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Notes to the financial statements V/VOPHARM PTY LTD ABN 97 106 101 615 As at 30 June 2017 neither of these conditions has been triggered . In the event that preference shares are redeemed, the shareholders will be entitled to interest which is calculated at 15% per annum, compounded monthly. MH Carnegie has also entered into a put option agreement which further restricts its entitlement to redeem these shares (refer note 11). The preference shares may be with the group converted to ordinary shares, at the option of the holder at any time, on a basis of 1:1. If the shares are converted through IPO, sale or equity trigger event, the number of shares decreases proportionately from the amount of funds arising from the transaction applied against redemptions made to the preference shares. 11. ORDINARY SHARES AND PUT OPTIONS AGREEMENTS OVER ORDINARY AND PREFERENCE SHARES The group has on issue 3,037,500 ordinary fully paid shares (2016: 3,037,500), including 787,500 shares issued to the Royal Melbourne Institute of Technology ("RMIT") and 2,250,000 held by the Brandt Family Trust. Ordinary shares participate in dividends and the proceeds on winding up of the company in proportion to the number of shares held. At shareholders' meetings each ordinary share is entitled to one vote when a poll is called, otherwise each shareholder has one vote on a show of hands. The group is also a contracting party to put option agreements that it holds with RMIT and MH Carnegie. These put option agreements confer the following benefits upon RMIT and MH Carnegie: Between 11 April 2017 and 10 April 2020 MH Carnegie can require the company to acquire of 50% of its preference shares; Between 11 April 2018 and 10 April 2020 RMIT can require the company to acquire of 50% of its ordinary shares; Between 11 April 2018 and 10 April 2020 MH Carnegie can require the company to acquire of 100% of its ordinary shares; Between 11 April 2019 and 10 April 2020 RMIT can require the company to acquire of 100% of its ordinary shares; and The exercise price of the put option is to be determined through mutual agreement of the value of the shares between the contracting parties, or failing this, through a determination of fair value by an independent auditor, investment bank or valuer, as selected mutually by both contracting parties. During the exercise period of the contract, the redemption rights privileges attached to the preference shares held by MH Carnegie (note 10) are waived. Furthermore, the exercise of the put option is restricted by share buyback conditions set out in s.254 of the Corporations Act, which include the following requirements: That the exercise of the put option does not materially prejudice the ability of the company or group to pay its creditors; That the company observes the shareholder approval requirements for performing share buybacks, as set out in its Constitution; and Upon their repurchase, the shares are cancelled. In-addition to this, MH Carnegie holds a put option in respect of the group's key man insurance exposures . The put option is exercised in the event that the company receipts an insurance claim for key man insurance - the amount of its shares held are repaid from those insurance proceeds according to the same exercise price conditions as set out above. -15 -

*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Notes to the financial statements

12. EMPLOYEE SHARE PLAN OPTIONS

An employee share option scheme was set up in 2009, which entitles select employees to equity-settled options, all with an exercise price of $1 each (exercisable to ordinary shares 1:1), which vest in 5 graded tranches commencing from the grant date of each package of graded tranches (the "grant date"). The only vesting condition is a service condition. From the date each tranche vests the option agreement is exercisable for a period of 5 years. In the history of the scheme no option has been either exercised or has failed to meet the service vesting condition.

Details of the option tranch packages that have been granted, all of which had at least one outstanding tranche still vesting, had a ended 30 June 2017 is as follows:

Grant date	Exercise date (first tranche)	Exercise date (last tranche)	# on issue as at 30 June 2016	# granted during the year	# on issue as at 30 June 2017
24-Oct-12	24-Oct-17	24-Oct-22	11,500	-	11,500
12-Oct-12	12-Oct-17	12-Oct-22	39,063	-	39,063
29-Oct-12	29-Oct-17	29-Oct-22	39,063	-	39,063
12-Dec-12	12-Dec-17	12-Dec-22	35,000	-	35,000
24-Oct-12	24-Oct-17	24-Oct-22	10,000	-	10,000
19-Oct-12	19-Oct-17	19-Oct-22	7,500	-	7,500
1-Apr-14	1-Apr-19	1-Apr-24	4,000	-	4,000
1-Apr-14	1-Apr-19	1-Apr-24	4,000	-	4,000
16-Apr-14	16-Apr-19	16-Apr-24	2,500	-	2,500
16-Apr-14	16-Apr-19	16-Apr-24	5,000	-	5,000
30-Jan-15	30-Jan-20	30-Jan-25	2,500	-	2,500
1-Feb-15	1-Feb-20	1-Feb-25	5,000	-	5,000
1-Feb-15	1-Feb-20	1-Feb-25	4,000	-	4,000
1-Feb-15	1-Feb-20	1-Feb-25	4,000	-	4,000
1-Feb-16	1-Feb-21	31-Jan-26	30,000	-	30,000
1-Apr-16	1-Apr-21	1-Apr-26	4,000	-	4,000
1-Apr-16	1-Apr-21	1-Apr-26	4,000	-	4,000
1-Apr-17	1-Apr-22	1-Apr-27	-	5,000	5,000
1-Apr-17	1-Apr-22	1-Apr-27	-	10,000	10,000
1-Apr-17	1-Apr-22	1-Apr-27	-	4,000	4,000
1-Apr-17	1-Apr-22	1-Apr-27	-	4,000	4,000
1-Apr-17	1-Apr-22	1-Apr-27	-	30,000	30,000
Total			**211,126**	**53,000**	**264,126**

The vesting charge of all of these options is recorded in the employee share option reserve. During the year, vesting share options granted to key management personnel increased by 15,000 from 89,063 to 104,063.

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*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Notes to the financial statements

13. RELATED PARTIES

During the year ended 30 June 2017 the group's related parties were its key management personnel and their associated entities and close family members, which were its directors Ralf Brandt, Brenton Wright, Ian Nisbet.The following members of key management personnel ceded their directorships of vivoPharm Pty Ltd upon the sale of the group on 15 August 2017:

- Ralf Brandt
- Brenton Wright

On the same date the following directors were appointed to vivoPharm Pty Ltd :

- John Roberts
- Panna Sharma

With the exception of key management personnel remuneration (note 3), the loans to related parties (note 6) and the share options granted to key management personnel (note 12) there were no other noted transactions with related parties for the year.

14. CASH FLOW INFORMATION

Reconciliation of net loss after tax to net cash flows from operations	**2017 $**	2016 $
Profit / (Loss) for the year	**(307,290)**	(142,507)
Non-cash flows in profit		
Depreciation and amortisation	**172,324**	172,480
Vesting of employee share options	**51,003**	35,725
Interest accrued on redeemable preference shares	**513,688**	402,931
Movements in working capital		
Decrease / (Increase) in trade receivables and other assets	**205,208**	(128,268)
Decrease / (Increase) in cell bank inventories	**(152,279)**	(451,354)
Increase in trade and other payables	**202,878**	28,992
Increase in revenue received in advance	**723,245**	2,522
Increase in provisions	**12,945**	293,674
Net cash outflows from operating activities	**1,421,722**	214,195

Reconciliation of cash and cash equivalents to statement of cash flows		
Cash and cash equivalents	**1,391,856**	254,134
Bank overdrafts	**-**	(24,330)
Per statement of cash flows	**1,391,856**	229,804

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*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Notes to the financial statements

15. FINANCIAL INSTRUMENTS

The group's activities expose it to a variety of financial risks. Management have established risk management policies to identify and analyse the risks faced by the group, to set appropriate risk limits and controls, and to monitor risk and adherence to limits. The group's overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the consolidated entity. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the consolidated entity's activities.

The board is responsible for overseeing the establishment and implementation of the risk management system, and reviews and assesses the effectiveness of the group's implementation of that system on a regular basis. The financial risks considered material to these financial statements are foreign currency and liquidity risk.

Foreign exchange risk
The group trades principally in Australia and the US. Its US operations trade in a US functional currency environment and any intercompany loan arrangements are eliminated on consolidation, with exchange differences arising on translation to the $AUD presentation currency taken to the foreign currency translation reserve. As such, the principal foreign exchange sensitivity arises on standing contractual arrangements with customers and suppliers, which existed at year end as follows:

USD-denominated financial instruments	**2017** **$**	2016 $
Cash and cash equivalents	**440,295**	177,467
Trade receivables and other assets	**119,181**	300,145
Unsecured trade and other payables	**(72,321)**	(123,815)
Finance leases	**(153,847)**	(212,992)
Lease incentive liability	**(773,187)**	(948,863)
Net USD exposure:	**(439,879)**	(808,058)

Were the USD:AUD exchange rate to move by 5% as at year-end date, this would impact the foreign currency translation reserve by $21,994 (2016: $40,403).

Liquidity risk
Vigilant liquidity risk management requires the group to maintain sufficient liquid assets to be able to pay debts as and when they become due and payable. The group manages liquidity risk by maintaining adequate cash reserves, continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities.

The following contractual maturities apply to the group's financial liabilities:

- Trade payables are payable between 0-60 days;
- Finance leases – between 0-5 years as set out on the statement of financial position
- Operating leases – per note 16
- Redeemable preference shares and puttable ordinary shares – refer to commentary in notes 10 and 11

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Notes to the financial statements Fair values V/VOPHARM PTY LTD ABN 97 106 101 615 The directors are of the view that the fair values of all financial instruments as at year-end approximate their carrying value, with the exception of the following: 2017 Fair value Carrying value $ $ Redeemable preference shares 5,319,818 3,669,550 Puttable ordinary shares 2,196,821 787,500 7,516,639 4,457,050 The fair values of the above financial liabilities have been determined after considering the due diligence activities taking place for the sale of the group as at 30 June 2017 and the likely consideration that would be received on the sale and the distribution of that consideration to these financial statements. The directors consider this a Tier 3 valuation. For further information refer to note 8. 16. COMMITMENTS AND CONTINGENCIES The consolidated entity has non-cancellable property leases in Hershey, Pennsylvania and Munich . Its lease at Hershy includes two 5-year options that can be extended at the completion of the initial lease term in 2020 through to 2030. The lease agreements provide for regular increases based either on fixed% increases, inflation-linked increases or market reviews upon each anniversary. Details of minimum payments under the leases is as follows: 2017 2016 $ $ Less than 1 year 315,060 421,245 Between 1 and 5 years 672,836 987,896 Greater than 5 yea rs 987,896 1,409,141 The directors have examined the group's ongoing legal matters and banking and financing relationships and contractual matters and have concluded that no material contingent liabilities existed at 30 June 2017 (2016: nil) . -19 -

*VIVO*PHARM PTY LTD
ABN 97 106 101 615

Notes to the financial statements

17. ADOPTION OF IFRS

The following adjustments occurred upon the first-time adoption of IFRS in this financial report at the transition date of 30 June 2015:

Included in Net Assets	Note	2015* $	Adjustment	2015 $
Cell bank stock	a)	1,026,756	(57,348)	969,408
Revenues received in-advance	b)	-	(341,369)	(341,369)
Redeemable preference shares	c)	-	(2,752,931)	(2,752,931)
Puttable ordinary shares	d)	-	(787,500)	(787,500)
Equity				
Redeemable preference shares	c)	860,385	(860,385)	-
Ordinary share capital	d)	787,600	(787,500)	100
Employee share option reserve	e)	29,899	3,749	33,648
(Accumulated losses) / retained earnings	f)	162,498	(2,295,012)	(2,132,514)

This also required a restatement of the statement of the results as at 30 June 2016 (previously authorised for issue under a special purpose financial reporting framework in December 2016):

Included in Net Assets	Note	2016* $	Adjustment	2016 $
Cell bank stock	a)	1,483,724	(62,962)	1,420,762
Revenues received in-advance	b)	-	(635,043)	(635,043)
Redeemable preference shares	c)	-	(3,155,862)	(3,155,862)
Puttable ordinary shares	d)	-	(787,500)	(787,500)
Equity				
Redeemable preference shares	c)	860,385	(860,385)	-
Ordinary share capital	d)	787,600	(787,500)	100
Employee share option reserve	e)	33,231	36,142	69,373
(Accumulated losses) / retained earnings	f)	754,603	(3,029,624)	(2,275,021)

The accounting policies driving these adjustments are described in full in note 2.

a) Adjustment to cell bank stock
This immaterial adjustment is an adjustment for standard costs applied in the capitalisation of the cell bank in line with IAS 102.

b) Recognition of revenue according to surveys of work performed
Previously revenue was recognised upon invoice. Upon transition, management have assessed the recognition of revenue with reference to surveys of work performed. This complies with IFRS 15.

c) Classification of redeemable preference shares as liabilities, including accrued interest charges

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VIVOPHARM PTY LTD
ABN 97 106 101 615

Notes to the financial statements

Under IAS 132 redeemable preference shares meet the definition of a liability. This adjustment is to reclassify the balance formerly recorded in equity at cost (less transaction costs) to its value, including an accrued interest charge.

d) Classification of puttable ordinary shares as liabilities
Under IAS 132 puttable ordinary shares meet the definition of a liability. This adjustment is to reclassify the balance formerly recorded in equity.

e) Valuation of employee share option reserve
This immaterial adjustment records the valuation of the employee share option reserve using a Binomial model. Previously the reserve was recorded using a Black-Scholes valuation model.

f) Adjustment to retained earnings

This adjustment reflects the impacts of the following adjustments tabled above:

	2015 $
Retained earnings per previous special purpose financial reporting framework	162,498
Less	
Adjustment to standard costs on capitalisation of cell bank stock (a)	(57,348)
Deferral of revenue (b)	(341,369)
Accrual of interest on redeemable preference shares (c)	(1,892,546)
Valuation of employee share option reserve (e)	(3,749)
Accumulated losses per IFRS	(2,132,514)

	2016 $
Retained earnings per previous special purpose financial reporting framework	754,603
Less	
Adjustment to standard costs on capitalisation of cell bank stock (a)	(62,962)
Deferral of revenue (b)	(635,043)
Accrual of interest on redeemable preference shares (c)	(2,295,477)
Valuation of employee share option reserve (e)	(36,142)
Accumulated losses per IFRS	(2,275,021)

Impact on 2016 Statement of Comprehensive Income
The directors have reviewed the Statement of Comprehensive Income for the year ended 30 June 2016 and have determined the following results were impacted by the adoption of IFRS:

	2016 $
Total comprehensive income under special purpose financial reporting framework	599,299
Less	
Adjustment to standard costs on capitalisation of cell bank stock (a)	(5,614)
Deferral of revenue (b)	(293,674)
Accrual of interest on redeemable preference shares (c)	(402,931)
Valuation of employee share option reserve (e)	(32,393)
Total comprehensive loss under IFRS	(135,313)

- 21 -